Exhibit 10-O


                DEFERRED REMUNERATION PLAN FOR OUTSIDE DIRECTORS
                                  OF GPU, INC.

               (AS AMENDED AND RESTATED EFFECTIVE AUGUST 8, 2000)


1.  Purpose
    --------

      1.1   The  purpose  of  this   document  is  to  set  forth  the  Deferred
            Remuneration Plan for Outside Directors, as amended and restated effective August 8, 2000. The Plan will be implemented by individual elections by each Director

2.  Plan Summary
    ------------

      2.1 This Plan provides for deferral by Directors of all or a portion of current Remuneration 1.2 Funds being deferred will be credited with the equivalent of interest in accordance with Section 6.

      2.3 Each component of the deferred funds will be distributed as follows: (a) for a Director who elects deferral until a date or dates following his or her Retirement, to the Director, in accordance with his or her latest effective election. (b) for a Director who elects deferral until a date or dates preceding his or her Retirement, to the Director, in accordance with his or her initial election; or (c) if a Director dies before the deferred funds have been fully distributed, to his or her designated beneficiary, in accordance with the option in effect for the Director under Section 7.2 for each component except as the Board may otherwise determine, based on the circumstances at the time the distribution is to commence.




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3.    Definition of Terms
      -------------------

      3.1 Account - refers to both Pre-Retirement and Retirement Accounts established for Directors unless specifically designated one or the other in the text of this Plan.

      3.2   Board of Directors - refers to the Board of Directors of GPU, Inc.

      3.3 Change in Control - A "Change in Control" shall mean the occurrence during the term of the Plan of:

            (1) An acquisition (other than directly from GPU, Inc. (the "Corporation")) of any common stock of the Corporation ("Common Stock") or other voting securities of the Corporation entitled to vote generally for the election of directors of the Corporation (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding Voting Securities; provided, however, in determining whether a Change in
            Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Corporation or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation (for purposes of this definition, a "Subsidiary"), (B) the Corporation or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

            (2) The individuals who, as of August 1, 1996, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board of Directors; provided, however, that if the election, or


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            nomination for election by the  Corporation's  shareholders,  of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Corporation (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(3)     The consummation of:

                        (A) A merger,  consolidation or reorganization with or
            into the Corporation or in which securities of the Corporation are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued where:

                            (i) the shareholders of the Corporation, immediately
            before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                            (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least seventy percent (70%) of the members of the board of directors of the Surviving Corporation, or a corporation, directly or indirectly, beneficially owning a majority of the Voting Securities of the Surviving Corporation, and



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                            (iii) no Person other than (w) the Corporation,  (x)
                     any Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger consolidation or reorganization, was maintained by the Corporation was maintained by the Corporation or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or common stock of the Corporation, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock;


                    (B)  A  complete   liquidation   or   dissolution   of  the
                    Corporation; or

                    (C) The sale or other  disposition  of all or  substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary). Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Corporation which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      3.4 Committee - refers to the Personnel, Compensation and Nominating Committee of the Corporation.

      3.5 Director - refers to a member of the Board of Directors who is not an employee of the Corporation or any of its subsidiaries.



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      3.6   Plan -  refers  to this  Deferred  Remuneration  Plan  for  Outside
            Directors as described in this document and as it may be amended in the future.

      3.7 Remuneration - refers to all cash amounts earned during a calendar year by a Director for services performed as a Director (including services performed as a member of a committee of the Board of Directors), but does not include consulting fees, reimbursement for travel or other expenses or Corporation contributions to other benefit plans.

      3.8 Pre-Retirement Account - refers to the memorandum account which shall be established and maintained for a Director who elects, pursuant to Section 5.2, to have payment of any portion of his or her Remuneration for any Plan Year deferred to a date prior to his or her Retirement. A separate Pre-Retirement Account shall be established and maintained for the Remuneration for each Plan Year which the Director so elects to defer.

      3.9 Retirement Account - refers to the memorandum account which shall be established and maintained for a Director who elects, pursuant to
            Section 5.2, to have payment of any portion of his or her Remuneration for any Plan Year deferred to a date after his or her Retirement. All amounts deferred pursuant to elections made on or before December 31, 1985 under the Plan by a Director, together with all interest equivalents earned by such election and credited to such amounts prior to December 31, 1986, shall be treated, on or after such date, as part of the Director's Retirement Account.

      3.10 Retirement - refers to the retirement from service on the Board of Directors, on account of resignation, death, or any other reason, without becoming an employee of the Corporation or any of its subsidiaries.

      3.11 Plan Year - refers to the period October 1, 1986 through December 31, 1986; and each twelve (12) month period from January 1 through December 31 thereafter.

4.    Administration
      --------------

      4.1 The Board of Directors has established this Plan. The Board of Directors may in its sole discretion modify the provisions of the Plan from time-to-time, or, may terminate the entire Plan at any



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            time; provided, however, that Section 3.3, this Section 4.1, Section
            4.4, the last sentence in the first paragraph of Section 6 and the last paragraph in Section 7.2 may not be amended or modified, and the Plan may not be terminated, (i) at the request of a third party who has indicated an intention or taken steps to effect a Change in Control and who effectuates a Change in Control, (ii) within six (6) months prior to, or otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or (iii) following a Change in Control, if the amendment, modification or termination adversely affects the
            rights  of  any  Director  under  the  Plan.  No   modification   or
            termination of the Plan shall adversely affect the rights of any Director with respect to any amounts standing to the Director's credit in any Account immediately prior to the date of the adoption of such modification or termination, including without limitation any rights with respect to the time and method of payment of, or the crediting of interest equivalents with respect to, any such amounts

      4.2 Responsibility for the ongoing administration of this Plan rests with the Committee.

      4.3 The Committee may delegate the daily administration of this Plan, including the maintenance of appropriate records, receiving notifications, making filings, and maintaining related documentation, to the Vice President - Human Resources of GPU Service, Inc. and to the Vice President's staff or to any one or more other officers or employees of GPU Service, Inc. or any other subsidiary of GPU, Inc.

      4.4 All questions concerning the Plan, as well as any dispute over accounting or administrative procedures or interpretation of the Plan, will be resolved at the sole discretion of the Committee, except that no member of the Committee shall vote on any matter which affects that member but not all other members of the Committee. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a "de novo", rather than a deferential, standard.



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


      4.5 All provisions of this Plan, its administration and interpretation, are intended to be in compliance with appropriate Internal Revenue Service Rulings and judicial decisions regarding the construction and operation of a deferred compensation program, so that deferred Remuneration and interest equivalents thereon will not constitute income constructively received prior to being distributed under the terms of this Plan.

      4.6 A Director's election to voluntarily defer Remuneration, selection of a distribution commencement date and distribution option, and designation of a beneficiary and contingent beneficiary, made pursuant to this Plan shall be made in writing, on a form furnished to the Director by the Corporation for such purposes, signed and delivered personally or by first class mail to:

                    Corporate Secretary
                    GPU, Inc.
                    300 Madison Avenue
                    Morristown, New Jersey 07962

            Any such election, selection, designation, or change therein, shall not become effective unless and until received by the Corporate Secretary. Subject to Section 7.2 and 9(a), a change in a distribution election made by a Director after April 30, 1987 will not be effective unless made at least twenty-four (24) months prior to the Director's Retirement or Disability.

5.    Deferral Election
      -----------------

      5.1 A Director may elect to defer all or any portion of his or her Remuneration for any Plan Year, providing such portion is three thousand dollars ($3,000) or more. A separate deferral election shall be made with respect to a Director's Remuneration for each Plan Year. An election to defer Remuneration for the 1986 amended Plan Year shall be made on or prior to September 30. In subsequent years, the election shall be made on or before December 31 of the year preceding the Plan Year. Notwithstanding, the foregoing, (a) Directors who are initially elected prior to December 1st of any Plan Year may, within 30 days of such initial election, make a deferral election for the then current Plan Year, and (b) Directors who are initially elected after December 1st of any Plan Year may immediately make a deferral election for both the then current Plan


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



            Year and for the immediately succeeding Plan Year; provided, however, that any deferral election made pursuant to clause (a) or
            (b) hereof shall be effective only with respect to Remuneration earned after such election has become effective. All elections under this Section 5.1 shall be irrevocable.

      5.2 In his or her election to defer Remuneration for any Plan Year, a Director shall specify the amount or portion of the Remuneration to be deferred, and shall indicate whether the Remuneration so deferred is to be credited to a Pre-Retirement Account, or to a Retirement Account.

      5.3 With respect to Remuneration deferred hereunder for a Plan Year which a Director elects to have credited to his or her Pre-Retirement Account, the Director shall specify in the election form the date on which distribution of the Pre-Retirement Account shall be made or commence. The date so selected shall be no earlier than 24 months from the close of the Plan Year. In the election form for the Plan Year, the Director shall also select an option under
            Section 7.2 for the distribution of the Pre-Retirement Account. Except as provided in Section 7.2 or 9(a), the date so specified, and the option so selected, may not thereafter be changed by the Director.

      5.4 With respect to any Remuneration deferred hereunder which a Director elects to have credited to his or her Retirement Account, the Director shall, at the time he or she first elects to have an amount credited to that account, also elect a distribution commencement date and a distribution option under Section 7.2 for the distribution of the Retirement Account. A Director may, subject to the provisions of Section 4.6, change any election as to the distribution commencement date and distribution option for the Retirement Account previously made by the Director. The distribution commencement date so elected shall be either January 15 of the calendar year following the Director's Retirement, or January 15 of any subsequent calendar year.

      5.5 In the case of a Director who, prior to January 1, 1986, made a deferral election under the Plan with respect to his or her Remuneration for the calendar year 1986, any deferral election made by the Director hereunder with respect to the period commencing


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            October 1, 1986 and ending December 31, 1986 shall be effective, for that period, only with respect to the excess, if any, of the amount he or she so elects to defer for said period over the amount of Remuneration for said period deferred pursuant to the Director's prior election.

      5.6 The amounts which are deferred, including interest equivalents, will be credited to a Director's Account. Prior to distribution, all amounts deferred including interest equivalents, will constitute general assets of the Corporation for use as it deems necessary, and will be subject to the claims of the Corporation's creditors. A Director shall have the status of a mere unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes.

6.    Interest
      --------

      Interest equivalents, compounded monthly on deposits treated as monthly transactions, will be credited at the end of each quarter in the calendar year. Such credit will be made to the balance of each account maintained for a Director hereunder, including the undistributed balance of any such account from which payments are being made in installments. The rate used in calculation of interest equivalents will be no less than the rate equal to the simple average of Citibank N.A. of New York Prime Rates for the last business day of each of the three months in the calendar quarter or, if greater, such other rate as established from time to time by the Committee.

      The Corporation may, but shall not be required to, purchase a life insurance policy, or policies, to assist it in funding its payment obligations under the Plan. Any policy, or policies, so purchased, shall at all times remain the exclusive property of the Corporation and subject to the claims of its creditors. Neither the Director nor any beneficiary or contingent beneficiary designated by the Director shall have any interest in, or rights with respect to such policy.


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


7.    Distribution of Deferred Funds
      ------------------------------

      7.1 A Director's Pre-Retirement Account shall be distributed to the Director, or distributions from such Pre-Retirement Accounts shall commence, on the date or dates specified in the elections made by the Director with respect to such accounts. A Director's Retirement Account shall be distributed to the Director, or distributions from such Retirement Account shall commence, on the date specified in the Director's latest effective election.

      7.2   The options for distribution are:

             (a) A single lump sum payment.

             (b) Annual Installments over any fixed number of years selected by the Director, with a minimum of five annual installments required for the Retirement Account.

             (c) Other option,  in equal or unequal  payments,  as specifically approved by the Committee. If distribution of a Director's Account is to be made in annual installments under Option (b) of Section 7.2, the amount of each installment will equal the total amount in said Account on the date the installment is payable, divided by the number of installments remaining to be paid. In addition, if the distributions are made in installments under Option (b) of Section 7.2, the interest equivalent accrued on each Account each year after the date the first installment is payable will be distributed on each anniversary of such date.

            Notwithstanding any other optional form of distribution or date for the payment (or commencement of payment) of benefits otherwise elected or provided for hereunder, each Director shall be permitted to make either one or both of the following special distribution elections: (x) to have the entire balance of his or her Accounts distributed in the form of a single lump sum payment in the event of the Director's Retirement upon the occurrence of a Change in Control, or (y) if a Change in Control occurs after the Director's Retirement but before all payments with respect to the balances of his or her Accounts have been made in accordance with the Director's elections under Sections 5.3 and 5.4, to have the entire


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            balance of each of his Accounts  that remains  unpaid at the time of such Change in Control distributed in the form of a single lump sum payment. Subject to Section 9(a), any such election shall be effective only if it is made at least twelve (12) months prior to such Change in Control and prior to the Director's Retirement. Any special election made under clause (x) or (y) above may be revoked, and a new special election may be made thereunder at any time; provided, however, that any such revocation or new election shall be effective only if it is made within the period specified in the preceding sentence, or within such other period as may be applicable under Section 9(a). Any special election, or revocation of a special election, that may be made hereunder shall be made in the manner set forth in Section 4.6. The lump sum payment to be made pursuant to a Director's special election hereunder shall be made {by} no later
            than  thirty  (30)  days   following  the  date  of  the  Director's
            Retirement or, in the case of a special election under clause (y) above, the date of the Change in Control.

      7.3 Except as the Committee may otherwise determine based on the circumstances at the time the distribution to the beneficiary is to commence

             (a) If a Director  should die after  distribution of his / her
            Account maintained for the Director has commenced, but before the entire balance has been fully distributed, distributions will continue to be made to the Director's designated beneficiary or contingent beneficiary, in accordance with the distribution option in effect for such Account at the time of the Director's death.

             (b) If a  Director  should  die  before  any  distribution  from an
            Account maintained for the Director hereunder has been made to him or her, distribution to the Director's designated beneficiary or contingent beneficiary shall be made, or shall commence, as soon as practicable after the Director's death, in accordance with the distribution option in effect for such Account at the time of the Director's death.

            Amounts remaining to be paid, after the death of the Director, to the designated beneficiary and the contingent beneficiary, will be paid in a lump sum to the estate of the last of such persons to die.




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


      7.4 Notwithstanding anything herein to the contrary, any Account maintained for a Director hereunder may be distributed, in whole or in part, to such Director on any date earlier than the date on which distribution is to be made, or commence, pursuant to the Director's election if: (a) the Director requests early distribution, and (b) the Committee, in its sole discretion, determines that early distribution is necessary to help the Director meet some severe financial need arising from circumstances which were beyond the Director's control and which were not foreseen by the Director at the time he or she made the election as to the date or dates for distribution. A request by a Director for an early distribution shall be made in writing, shall set forth sufficient information as to the Director's needs for such distribution to enable the Committee to take action on his or her request, and shall be mailed or delivered to the Corporation's Corporate Secretary.

8.    Non-Assignment of Deferred Remuneration
      ---------------------------------------

      8.1 A Director's rights to payments under this Plan shall not be subject to any manner to anticipation, alienation, sale, transfer (other than transfer by will or by the laws of descent and distribution, in the absence of a beneficiary designation), assignment, pledge, encumbrance, attachment or garnishment by creditors of the Director or his or her spouse or other beneficiary.

      8.2 All amounts paid under the Plan, including the interest equivalents credited to a Director's Account, are considered to be Remuneration. The crediting of interest equivalents is intended to preserve the value of the Remuneration so deferred for the Director.

9.    Additional Change in Control Provisions

      In the event of a Change in Control, the provisions set forth below shall apply, notwithstanding any other provisions of the Plan to the contrary.

      (a) The regular distribution elections provided for under Section 5.4 with respect to a Director's Retirement Account and any special distribution



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      election  provided  for under  Section  7.2 with  respect to a  Director's
      Pre-Retirement and Retirement Accounts may be made by a Director, and any such election previously made by a Director may be revoked and a new election made by the Director under such Sections, at any time during the period beginning on the date of any agreement entered into by the Corporation which provides for the occurrence of one or more transactions which, if consummated, would constitute a Change in Control, and ending on the 45th day after such date (the "Window Period"). Any election, or revocation of an election, that may be made pursuant to this Section 9(a) shall be made in the manner set forth in Section 4.6. Any election, or revocation of an election under Section 5.4 that is made pursuant to this
      Section 9(a) shall be effective only if the transactions provided for in the agreement referred to in the preceding sentence are consummated.

      (b) In the case of any Director whose Retirement has not otherwise occurred prior to a Change in Control, such Director's Retirement shall be treated, for purposes of this Plan, as occurring on the date on which such Change in Control occurs, unless an election under (c) below is in effect for the Director at the time of such Change in Control.

      (c) During the Window Period or on any date thereafter that is at least one year prior to the date on which a Change in Control occurs, a Director may make an election under this Section 9(c) pursuant to which, if he or she is designated to serve as a member of the Successor Board (as hereinafter defined) immediately following the occurrence of a Change in Control, the Director's Retirement under this Plan will not be treated as occurring on the date of the Change in Control but instead, will be treated as occurring on the date on which his or her service as a member of the Successor Board terminates for any reason. For purposes of this
      Section 9, the term "Successor Board" shall mean the board of directors of the corporation described in Section 9(e)(i). An election under this
      Section 9(c) shall be made in the manner set forth in Section 4.6.

      (d) In the case of any Director for whom an election under Section 9(c) is in effect at the time of a Change in Control, the Director's Retirement Account shall become payable upon his or her Retirement subsequent to the Change in Control. Payment of such benefits shall be made at the time or times, and in the form, specified in the election in effect for the Director under Section 5.3 at the time of his or her retirement.



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


      (e) With respect to all periods subsequent to the occurrence of a Change in Control, the following terms shall have the following meanings:

                  (i) the term "Corporation" shall refer to the corporation whose acquisition of the Common Stock of the Corporation or substantially all of its assets, or whose merger with the Corporation, results in the occurrence of the Change in Control;

                  (ii) the term "Board of Directors" shall refer to the Successor Board;

                  (iii) the term "Committee" shall refer to the committee of the Successor Board that has responsibility for the administration of the Plan after the occurrence of the Change in Control; and

                  (iv) the term "Remuneration" shall not include any amounts earned by a Director for services performed as a member of the Successor Board, unless the Successor Board otherwise determines.


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